UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2018

Date of Report

(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark below whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On February 27, 2018, AutoZone, Inc. (the “AutoZone”) issued a press release announcing its earnings for the fiscal quarter ended February 10, 2018 and furnished the press release with a Current Report on Form 8-K filed on that day (the “Initial 8-K”). The press release contained certain typographical errors relating to the location count and square footage for AutoZone stores. With respect to the 12 weeks ended February 10, 2018 and the 24 weeks ended February 10, 2018, the total square footage of AutoZone stores was 40,091,000. Additionally, with respect to the trailing 4 quarters ended February 10, 2018, the sales per average square foot was $269.

To correct this error, we are revising the information we provided in the press release we issued on February 27, 2018 by filing a revised Exhibit 99.1 with this amendment. This Form 8-K/A does not modify or update any other disclosure contained in or furnished with the Initial Form 8-K and this Form 8-K/A should be read in conjunction with the Initial Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished with this Current Report pursuant to Item 2.02:

(d)       Exhibits

99.1       Press Release dated February 27, 2018 (Revised)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

	By:	/s/ William T. Giles
William T. Giles
Chief Financial Officer and
Executive Vice President - Finance,
Information Technology

Dated: February 28, 2018